EXHIBIT 1



                                                             EXECUTION COPY

                          STOCK PURCHASE AGREEMENT

     Stock Purchase Agreement, dated as of July 13, 2000 (hereinafter the "Agreement"), by and among MTS Investors E, L.P., a Delaware limited partnership ("Buyer"), GS Capital Partners III, L.P., a Delaware limited partnership ("GSCP"), and the affiliates of GSCP set forth on the signature page hereto (together with GSCP, "Sellers").

                            W I T N E S S E T H:

     WHEREAS, Buyer desires to purchase from Sellers and Sellers desire to sell to Buyer, on the terms and subject to the conditions of this Agreement, 77,273 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of ProMedCo Management Company (the "Series A Shares") and 22,727 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of ProMedCo Management Company (the "Series B Shares," and together with the Series A Shares, the "Shares") owned by Sellers (such purchase, the "Stock Purchase");

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

1.   CLOSING; SALE AND TRANSFER OF SHARES
     ------------------------------------

     The closing (the "Closing") of the Stock Purchase shall take place on the same business day as the date hereof, or at such other time and date as the parties may mutually agree. On the date of the Closing, (i) Sellers will deliver to the Buyer certificates representing the Shares, duly endorsed, or accompanied by stock powers duly executed, with signatures guaranteed, with all necessary stock transfer stamps attached thereto and canceled, and (ii) Buyer will deliver to Sellers the Purchase Price.

2.   PURCHASE PRICE
     --------------

     2.1  Purchase Price.
           --------------

          (a) The purchase price for the Shares shall be $97.00 per Series A Share and $97.00 per Series B Share, for a total purchase price of $9,700,000.00 for all the Shares (the "Purchase Price").

          (b) Payment of Purchase Price. The Purchase Price shall be payable in immediately available federal funds to such bank account as shall be designated by Sellers.

3.   REPRESENTATIONS AND WARRANTIES OF SELLERS
     -----------------------------------------

     3.1  Authority; Enforceability.
          -------------------------

          Each Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on the part of such Seller hereby. This Agreement has been duly executed and delivered by each Seller and is a valid and binding agreement of such Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles.

     3.2  Ownership of Shares.
          -------------------

          At the Closing, Sellers will deliver or cause to be delivered to Buyer good title to the Shares, free and clear of any liens, claims, charges, security interests, options or other encumbrances.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER
     ---------------------------------------

     4.1  Authority; Enforceability.
          -------------------------

          Buyer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on the part of Buyer hereby. This Agreement has been duly executed and delivered by Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles.

     4.2  Experience.
          ----------

          Buyer has substantial experience in evaluating and investing in companies similar to the Company so that Buyer is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Buyer has not received any investment advice from Seller in connection with Buyer's investment in the Company and is investing in the Company based on Seller's own evaluation of the Company. Buyer represents and warrants to Seller that it is aware that its purchase of the Shares hereunder involves substantial risk and that its financial condition and investment are such that it is in a financial position to hold the Shares for an indefinite period of time and to bear the economic risk of and withstand a complete loss of such investment.

     4.3  Access to Data.
          --------------

          Buyer has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities and business plan. Buyer has also had an opportunity to ask questions of officers of the Company, which questions were answered to Buyer's satisfaction. Buyer acknowledges to Seller that it has had an opportunity to conduct its own independent due diligence investigation of the Company and it is not relying on Seller for Buyer's due diligence investigation of the Company.

     4.4  Accredited Investor.
          -------------------

          Buyer is an "accredited investor" (as defined in Rule 501(a) under the Securities Act of 1933, as amended).

5.   AGREEMENTS OF BUYER AND SELLERS
     -------------------------------

     5.1  Mutual Cooperation; No Inconsistent Action.
          ------------------------------------------

          Subject to the terms and conditions hereof, Sellers and Buyer agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

6.   MISCELLANEOUS AGREEMENTS OF THE PARTIES
     ---------------------------------------

     6.1  Non-Assignability.
          -----------------

          This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by Buyer without the express prior written consent of Sellers and shall not be assigned by Sellers without the express prior written consent of Buyer; any attempted assignment, without such consents, shall be null and void.

     6.2  Amendment; Waiver.
          -----------------

          This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving.

     6.3  Governing Law.
          -------------

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     6.4  Counterparts
          ------------

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     6.5  Acknowledgment.
          --------------

          Buyer acknowledges that Seller is subject to the provisions of a Confidentiality Agreement, dated as of October 18, 1999, by and between the Company and Goldman, Sachs & Co (the "Confidentiality Agreement") and that neither the Seller nor any of its affiliates have disclosed any Confidential Information (as defined in the Confidentiality Agreement) to Buyer or any of its affiliates.

          IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the date first above written.

MTS INVESTORS E, L.P.

By:   MTS Investors, L.L.C.,
      its general partner

By:   /s/ Curtis Lane
      -----------------------------
      Name:  Curtis Lane
      Title: Managing Member

GS CAPITAL PARTNERS III, L.P.

By:   GS Advisors III, L.L.C.
      its general partner

By:   /s/ Katharine L. Nissenbaum
      -----------------------------
      Name:  Katharine L. Nissenbaum
      Title: Vice President

By:   /s/ Katharine L. Nissenbaum
      ------------------------------
      Name:  Katharine L. Nissenbaum
      Title: Registered Agent

GS CAPITAL PARTNERS III OFFSHORE, L.P.

By:   GS Advisors III, L.L.C.,
      its general partner

By:   /s/ Katharine L. Nissenbaum
      -----------------------------
      Name:  Katharine L. Nissenbaum
      Title: Vice President

GOLDMAN, SACHS & CO. VERWALTUNGS GMBH

By:   /s/ Joseph H. Gleberman
      -----------------------------
      Name:  Joseph H. Gleberman
      Title: Managing Director

and

By:   /s/ Katharine L. Nissenbaum
      ------------------------------
      Name:  Katharine L. Nissenbaum
      Title: Registered Agent

STONE STREET FUND 2000, L.P.

By:   Stone Street 2000, L.L.C.,
      its general partner

By:   Katharine L. Nissenbaum
      -----------------------------
      Name:  Katharine L. Nissenbaum
      Title: Vice President